As filed with the Securities and Exchange Commission on May 23, 2014

          Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XSUNX, INC.

 (Exact name of registrant as specified in its charter)

Colorado	84-1384159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

65 Enterprise, Aliso Viejo, CA 92656
(Address of principal executive offices)

(949) 330-8060
(Issuer’s telephone number, Including Area Code)

2014 XSUNX, INC. STOCK OPTION AND AWARD PLAN

 (Full title of Plan)

Tom Djokovich, Chief Executive Officer

XSUNX, INC.

65 Enterprise

Aliso Viejo, CA 92656

(949) 330-8060

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman
Attorney at Law
7609 Ralston Road

Arvada, Colorado  80002

Tel (303) 422-8127
Fax (303) 431-1567

malattyco@aol.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One).

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	5,333,334	$.0045	$24,000	$3.09

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(o) under the Securities Act, solely for the purpose of calculating the registration fee, based on a value determined by the Registrant’s Board of Directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The document or documents  containing the  information  specified in Part I are not required to be filed with the  Securities and Exchange  Commission  (the "Commission")  as part of this  Form  S-8  Registration  Statement,  but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

Individual  agreements with the  Employees or Consultant which provide for the payment for  services  rendered in shares of the common  stock of the Company, in lieu of cash, have  been  attached  to the  Registration  Statement  as  Exhibits.  These documents  and the  documents  incorporated  by  reference  in this  Registration Statement  pursuant  to  Item 3 of Part II of this  Form  S-8,  taken  together, constitute  a prospectus that meets the  requirements  of Section  10(a) of the Securities Act.

a.

General Plan Information

1.  2014 XSUNX, Inc. Stock Option and Award Plan

2.   Nature and purpose of the Plan is to provide stock options and stock compensation to employees and consultants of the Company.

3.   The Plan is not subject to Employee Retirement Income Security Act of 1974.

4.

Additional  information  can be obtained by contacting:

Tom Djokovich, Chief Executive Officer

XSUNX, Inc.

65 Enterprise

Aliso Viejo, CA 92656

(949) 330-8060

The Plan does not have a Plan Administrator and the Plan does not invest.

b.

Securities to be Offered

This Registration Statement on Form S-8 registers for resale 5,333,334 shares of restricted common stock, no par value per share (“Common Stock”), of XSUNX, Inc. (the “Company”).

1.

Title: Restricted Common Stock

Amount: 5,333,334

GRAND TOTAL – 5,333,334 shares to be offered

2014 XSUNX, Inc. Stock Option and Award Plan

The Company’s Board of Directors has approved the following grants of 5,333,334 shares to Directors/Officers, Consultants and Employees of the Company.

Name	Number of Restricted Shares Granted
Joseph Grimes, Director	2,666,667
Oz Fundingsland, Director	2,666,667

Directors Fee Stock

The Company has agreed to issue shares under a Directors Fee Agreement for Directors services between the Company and the individuals listed above for services in the ordinary course of business.

2.

The stock is registered under Section 12g of the Exchange Act.

c.

Employees Who May Participate in the Plan

All employees to Company may participate while employed with the Company and/or any subsidiaries of the Company.

d.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

1.

Participation is allowed in the 2014 fiscal year at the market price per share, in amounts to be set by the Board of Directors.

2.

Payment for the securities purchased may only be in cash or through services.

3.

Employees are not required to contribute to the Plan.

4.

Employees and the registrant are not required to contribute to the Plan.

5.

Reports are not made to employees participating in the Plan, since the Plan does not hold assets for employees’ accounts.

6.

Securities will not be purchased for the Plan in either the open market or through private transactions.

e.

Resale Restrictions

There are no resale  restrictions on plan participants, except in the event the participant is an  officer,  director  or  affiliate,  or in the event  that the Plan  contains  a repurchase  right of issuer,  for any stock, or options,  as a pre-condition  of resale.

f.

Tax Effects of Plan Participation

Participants will be taxed upon any shares issued for services provided or for awards. Participants will not be taxable on stock options issued to employees at the market price on date of grant.

g.

Investment of Funds

No assets are held under the Plan.

h.

Withdrawal from the Plan; Assignment of Interest

1.   Employees may refuse to accept compensation or options.

2.   No assignment of an interest in the Plan is possible, however, stock or options received under the Plan may be assigned, subject to the terms of the Plan, including the Right to Repurchase as defined therein.

3.   Not applicable.

i.

Forfeitures and Penalties

Except  as  otherwise   determined  by  the  Plan Administrator,   at  the  time  of  the  Award,   upon   termination  of  a  Participant's continuous service during the applicable restriction period, the  Participant's  Restricted  Stock,  that is at  that  time  subject  to restrictions  shall be forfeited and  reacquired by the Company;  provided that the Plan  Administrator may provide,  by rule or regulation or in any Award   agreement,   or  may  determine  in  any  individual   case,  that restrictions or forfeiture  conditions  relating to Restricted Stock shall be waived in whole or in part in the event of terminations  resulting from specified causes,  and the Plan  Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

j.

Charges and Deductions and Liens Therefore

Not applicable.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The document(s)  containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by  the  Securities  and  Exchange   Commission  (the  "Commission")  under  the Securities Act of 1933 (the  "Securities  Act").  Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by  reference  into the  Registration  Statement  pursuant  to Item 3 of Part II hereof)  a  prospectus  that  meets the  requirements  of  Section  10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Annual Report on Form 10-K/A of XSUNX, Inc. for the fiscal year ended September 30, 2013 filed on January 14, 2014 under  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. The Quarterly Report on Form 10-Q of XSUNX, Inc. for the period ended December 31, 2013 filed on February 14, 2014 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.  The Quarterly Report on Form 10-Q of XSUNX, Inc. for the period ended March 31, 2014 filed on May 19, 2014 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.  The Current Report on Form 8-K of XSUNX, Inc. dated May 21, 2014 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(b)  All  reports  filed  by the  Company  pursuant  to  Section  13 of the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"),  since March 31, 2014 .

(c)  The  description  of  the  common  shares  issued  by the  Company  in Registration  Statement  #000-29621 and any  amendment  or report filed for the purpose of updating such description under Registration Statement #000-29621.

All of the above documents and documents  subsequently filed by the Company with the  Commission  pursuant  to  Sections  13(a),  13(c),  14 or 15(d) of the Exchange Act, prior to the filing of a post-effective  amendment which indicates that all  securities  offered  hereby  have been sold or which  deregisters  all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8  Registration  Statement and to be a part thereof from the date of the  filing  of  such  documents.  Any  statement  contained  in  the  documents incorporated, or deemed to be incorporated, by reference herein or therein shall be  deemed  to  be  modified  or  superseded  for  purposes  of  this  Form  S-8 Registration  Statement  to the  extent  that a  statement  contained  herein or therein or in any other  subsequently filed document which also is, or is deemed to be,  incorporated by reference  herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request.  Other documents required to be delivered to participants pursuant to Rule 428(b)(1)  under the Securities Act of 1933 are also available  without charge,  upon written or oral request. All requests for documents shall be directed to:

Tom Djokovich, Chief Executive Officer

XSUNX, Inc.

65 Enterprise

Alisa Viejo, CA 92656

(949) 330-8060

ITEM 4. DESCRIPTION OF SECURITIES

The  description  of  the  common  shares  issued  by  the  Company  in its Registration  Statement  #000-29621,  and any  amendment or report filed for the purpose of updating such description under Registration Statement #000-29621.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being registered hereunder will be passed on for the Company by Michael A. Littman,
Attorney at Law, 7609 Ralston Road, Arvada, Colorado  80002. He is an independent securities attorney and has no interest in the issuance registered hereby.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Revised Statutes provide  that a  corporation  may indemnify  any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed  action or proceeding,  whether civil, criminal,  administrative or investigative,  by reason of the fact that he is or was a director,  officer,  employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business  association, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action,  suit or  proceeding  if he  acted  in good  faith  and in a  manner  he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful.

The Company, pursuant to its bylaws, will provide indemnification with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Colorado Revised Statutes, subject to certain exceptions as well as certain additional procedural protections.  In addition,  the indemnification  provides generally that the Company will advance expenses  incurred  by  directors  and  executives  officers  in any  action  or proceeding  as to which  they may be  entitled  to  indemnification,  subject to certain exceptions.

The indemnification provisions in the bylaws may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for  liabilities  arising under the  Securities  Act of 1933 may be permitted to directors,  officer  and  controlling  persons of the  Company  pursuant  to the foregoing provisions,  or otherwise,  the Securities and Exchange Commission has opined that such  indemnification  is against  public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Company hereby undertakes:

(1)  To file,  during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus  required by Section  10(a)(3) of the  Securities  Act; (ii) reflect in the  prospectus  any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate,  represent a fundamental  change in the information set forth  in  the  Registration   Statement;   and   notwithstanding  the foregoing,  any increase or decrease in volume of  securities  offered (if the total dollar value of securities offered would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated  maximum offering range may be selected in the form of a prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20 percent change in the maximum aggregate  offering price set forth in the "Calculation  of Registration" table in the effective registration  statement; and (iii)  include any material  information with respect to the plan of distribution  not previously disclosed in the Registration  Statement or any material change to such information in the Registration  Statement,  provided however, that provisions (i)  and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are  incorporated  by reference into the Registration Statement;

(2)  That,  for  the  purpose  of  determining   any  liability  under  the  Securities Act, each such post effective  amendment shall be deemed to  be a new  registration  statement  relating to the securities  offered therein  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of  post-effective  amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

 (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to  directors,  officers,  and  controlling  persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission  such  indemnification  is against public  policy  as  expressed  in  the  Securities   Act  and,  is,   therefore,

unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other  than  director,   officer  or  controlling  person  in  the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered,  the Company  will,  unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

(c) The Company hereby  undertakes  that,  for purposes of determining  any liability under the Securities  Act, each filing of the Company's  annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and,  where  applicable, each filing of an employee  benefit  plan's  annual  report  pursuant to Section 15(d) of the Exchange  Act) that is  incorporated  by reference in  Registration Statement  shall be deemed to be a new  Registration  Statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Registrant

Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Aliso Viejo, State of California on May 23, 2014.

XSUNX, Inc.

By: /s/ Tom Djokovich

    _______________________________________

Tom Djokovich, Chief Executive Officer

Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this Registration  Statement  has been signed below by the  following  persons in the capacities  indicated on May 23, 2014.   Each person whose  signature to the Registration  Statement  appears  below hereby  appoints  Tom Djokovich as such person's  attorney-in-fact  with full  power to act  alone,  with full  power of substitution  or re-substitution,  for such person and in such person's  name, place and stead,  in any and all  capacities  to sign on such  person's  behalf, individually  and in the  capacities  stated  below,  and to  file  any  and all amendments and post-effective  amendments to this Registration Statement,  which amendment  or   amendments   may  make  such  changes  and   additions  as  such attorney-in-fact may deem necessary or appropriate.

/s/ Tom Djokovich
Tom Djokovich, Chief Executive Officer and Director

/s/ Joseph Grimes
Joseph Grimes, Director

/s/ Thomas Anderson
Thomas Anderson, Director

/s/ Dr. Michael Russak
Dr. Michael Russak, Director

/s/ Oz Fundingsland
Oz Fundingsland, Director

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California on May 23, 2014.

2014 XSUNX, Inc. Stock Option and Award Plan

(Plan)

By: /s/ Tom Djokovich

___________________________________________________________________________

Tom Djokovich, Chief Executive Officer and Director

XSUNX, INC.

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

EXHIBIT NO.             DESCRIPTION

5.1

Opinion of Michael A. Littman, Attorney at Law

10.1

(1)

2014 XSUNX, Inc. Stock Option and Award Plan

23.1

Consent of HJ Associates & Consultants, LLP. Independent Registered Public Accounting Firm

23.2

Consent of Michael A. Littman, Attorney at Law (as contained in Exhibit 5.1)

(1) Incorporated by reference from the exhibits included in the Company’s Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated May 21, 2014.